UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Fiduciary/Claymore MLP Opportunity Fund Fiduciary/Claymore Dynamic Equity Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

1

THREE Simple ways to vote your Proxy.

It will only take a few minutes!

Voting your proxy is important since there are thousands of investors just as yourself, so we have made it easy for you to vote at your convenience - 24 hours a day. By voting your shares today, you will help ensure that each fund has sufficient shares in attendance in order to hold the Meeting as scheduled.

Fiduciary/Claymore MLP Opportunity Fund FMO	Fiduciary/Claymore Dynamic Equity Fund HCE

To Vote, have your proxy card in hand and use of these three convenient options:

Vote By Phone	Vote By Internet	Vote By Mail

Voting instructions for each of the three options are included on the enclosed proxy card.

PLEASE VOTE TODAY.

Your vote is EXTREMELY Important regardless of how many shares you own.